Exhibit 15.1

Deloitte AG General-Guisan-Quai 38 8022 Zurich Switzerland Phone: +41 (0)58 279 6000 Fax: +41 (0)58 279 6600 www.deloitte.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-232735 and 333-252141 on Form S-8 and Registration Statement Nos. 333-228121 and 333-249347 on Form F-3 of our report dated March 31, 2021, relating to the financial statements of Auris Medical Holding Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

Deloitte AG

/s/ Matthias Gschwend	/s/ Adrian Kaeppeli
Auditor in Charge

Zurich, Switzerland

March 31, 2021